Exhibit 10.25

US/INTERNATIONAL EMPLOYEE

PERFORMANCE AWARD AGREEMENT

Grant Date:

Re:	Performance Unit Grant

I am pleased to inform you that KBR, Inc. (the “Company”) has granted you Performance Units under the Company’s 2006 Stock and Incentive Plan (the “Plan”) as follows:

1.	Grant of Performance Units.

The number of Performance Units granted to you as a Performance Award under the Plan is             . Each Performance Unit shall have a target value of $1.00. The actual value, if any, of a Performance Unit at the end of the Performance Period will be determined based on the level of achievement during the Performance Period of the performance objectives set forth in Exhibit A hereto, which is made a part hereof for all purposes.

2.

(a)

Vesting. Except as otherwise provided in subparagraphs (b) and (d) below, you will vest in the Performance Units earned (if any) for the Performance Period only if you are an employee of the Company or a Subsidiary on the date such earned Performance Units are paid, as provided in Paragraph 3 below.

(b)

Death, Disability or Retirement. Unless otherwise provided in an agreement pursuant to Paragraph 13, if you cease to be an employee of the Company or a Subsidiary as a result of (i) your death, (ii) your permanent disability (disability being defined as being physically or mentally incapable of performing either your usual duties as an employee or any other duties as an employee that the Company reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing Subsidiary), or (iii) normal retirement on or after reaching age 65, a prorata portion of your Performance Units that become “earned”, if any, as provided in Exhibit A, will become vested. The “prorata portion” that becomes vested shall be a fraction, the numerator of which is the number of days in the Performance Period in which you were an employee of the Company or a Subsidiary and the denominator of which is the total number of days in the Performance Period. If your termination for the above reasons is after the end of the Performance Period but before payment of the Performance Units earned, if any, for such Performance Period, you will be fully vested in any such earned Performance Units.

Notwithstanding the foregoing, if the EU Employment Equality Directive (Directive 2000/78/EC) has been implemented in your country of employment or residence or if the Company receives a legal opinion that there has been a legal

US/INTERNATIONAL EMPLOYEE

judgment and/or legal development in your jurisdiction that would likely result in the favorable retirement treatment that applies to Performance Awards under the Plan being deemed unlawful and/or discriminatory, the provision above regarding termination of employment related to normal retirement on or after age sixty-five shall not be applicable to you.

(c)

Other Terminations. If you terminate from the Company and its Subsidiaries for any reason other than as provided in subparagraph (b) above, all unvested Performance Units held by you shall be forfeited without payment immediately upon such termination.

(d)

Corporate Change. Notwithstanding any other provision hereof, unless otherwise provided in an agreement pursuant to Paragraph 13, your Performance Units shall become fully vested at the maximum earned percentage provided in Exhibit A upon the occurrence of a Corporate Change during the Performance Period. If a Corporate Change occurs after the end of the Performance Period and prior to payment of the earned Performance Units, you will be 100% vested in your earned Performance Units upon the Corporate Change and payment will be made in accordance with the results achieved for the Performance Period ended as provided in Exhibit A.

For purposes of this Agreement, employment with the Company includes employment with a Subsidiary.

3.

Payment of Vested Performance Units. As soon as administratively practicable after the end of the Performance Period, but no later than the March 15th following the end of the Performance Period, or with respect to a Corporate Change occurring prior to the end of the Performance Period, the date of the Corporate Change, you shall be entitled to receive from the Company a payment in cash equal to the product of the Payout Percentage (as defined in Exhibit A) and the sum of the target values of your vested Performance Units. Except as provided in Exhibit A with respect to a Corporate Change, if the performance thresholds set forth in Exhibit A are not met, no payment shall be made with respect to the Performance Units, whether or not vested. Notwithstanding the foregoing, in no event may the amount paid to you by the Company in any year with respect to Performance Units earned hereunder exceed the applicable limit under Article V of the Plan.

4.

Recovery of Payment of Vested Performance Units. If you are a senior executive of the Company (defined as an employee of the Company or any employing Subsidiary of the Company who is either the Chief Executive Officer of the Company (the “CEO”) or a direct report to the CEO) and the extent to which the performance measurements were achieved during any calendar year of the Performance Period changes because of any restatement of the Company’s financial results for the same calendar year, and the value of the Performance Units earned at the end of the Performance Period is determined to be an overpayment based on such calendar year’s restated financial results, the Compensation Committee may, in its sole and absolute discretion, seek recovery of the

US/INTERNATIONAL EMPLOYEE

amount of the Performance Award determined to be an overpayment or hold the overpayment as debit against future Performance Awards for up to a two-year period following the end of the Performance Period.

5.

Limitations Upon Transfer. All rights under this Agreement shall belong to you and may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined by the Code), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6.

Withholding of Tax. Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) do not make representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Units including the grant, vesting or payout of the Performance Units; and (2) do not commit to the structure of the terms of the Performance Units or any aspect of the Performance Units to reduce or eliminate your liability for Tax-Related Items. Further, if you have become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, you acknowledge that the Company and/or Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or your Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from your wages or other cash compensation paid to you by the Company and/or your Employer, or (b) withholding from the payout of the Performance Units.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. Finally, you shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the cash settlement or any other form of pay-out for the Performance Units, if you fail to comply with your obligations in connection with the Tax-Related Items.

US/INTERNATIONAL EMPLOYEE

7.

Nature of Grant. In accepting the Performance Units, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of the Performance Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted repeatedly in the past; (c) all decisions with respect to future Performance Units, if any, will be at the sole discretion of the Company; (d) your participation in the Plan shall not create a right to further employment with your Employer and shall not interfere with the ability of your Employer to terminate your employment at any time; (e) you are voluntarily participating in the Plan; (f) the grant of the Performance Units is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or your Employer, and which is outside the scope of your employment contract, if any; (g) the Performance Units are not intended to replace any pension rights or compensation; (h) the Performance Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or affiliate of the Company; (i) the Performance Units and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or affiliate of the Company; (j) no claim or entitlement to compensation or damages shall arise from the forfeiture of the Performance Units resulting from termination of your active employment with the Company or your Employer (for any reason whatsoever and whether or not in breach of contract or local labor laws) and in consideration of the grant of the Performance Units to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or your Employer or any Subsidiary, waive your ability, if any, to bring such claim, and release the Company and your Employer and all Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; (k) in the event of involuntary termination of your active employment (whether or not in breach of contract or local labor laws), your right to vest in the Performance Units, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law), except as expressly provided herein, and that the Company shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Performance Units; (l) the Performance Units and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and (m) if you are requested to make repayment under Paragraph 4, you will make repayment immediately.

US/INTERNATIONAL EMPLOYEE

8.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

9.

Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and affiliates, for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and your Employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all Performance Units outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to Morgan Stanley Smith Barney LLC or such other service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different date privacy laws and protections from your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Morgan Stanley Smith Barney LLC and any other possible recipients which may assist the Company (presently or in the future) to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

10.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company or upon any person lawfully claiming under you.

11.

Modification. Except to the extent permitted by the Plan, any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

US/INTERNATIONAL EMPLOYEE

12.

Plan Controls. This grant is subject to the terms of the Plan, which are hereby incorporated by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used herein or in Exhibit A and not otherwise defined herein or in Exhibit A shall have the meaning ascribed to them in the Plan.

13.

Other Agreements. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall not modify and shall be subject to and governed by the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and you.

14.

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.

Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

16.

Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control.

17.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., except to the extent that it implicates matters that are the subject of the General Corporation Law of the State of Delaware, which matters shall be governed by the latter law notwithstanding any conflicts of laws principles that may be applied or invoked directing the application of the laws of another jurisdiction. Exclusive venue for any court or dispute resolution proceeding arising hereunder for any claim or dispute shall be Houston, Harris County, Texas, notwithstanding any conflicts of laws principles that may direct the jurisdiction of any other court, venue, or forum, including the jurisdiction of the employee’s home country.

18.

Exhibit B. Notwithstanding any provisions in this document, the Performance Units shall be subject to any special terms and conditions set forth in Exhibit B to this Agreement for your country. Moreover, if you relocate to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Exhibit B constitutes part of this Agreement.

US/INTERNATIONAL EMPLOYEE

19.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, or on the Performance Units, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

US/INTERNATIONAL EMPLOYEE

By signing below, you agree that the grant of these Performance Units is under and governed by the terms and conditions of the Plan, including the terms and conditions set forth in this Agreement, including Exhibit A. This grant shall be void and of no effect unless you execute this Agreement prior to the payment of your vested performance units.

KBR, INC.

By:
Name:	William P. Utt
Title:	Chairman of the Board, President, and CEO

EMPLOYEE:

Date:

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

EXHIBIT A

To Performance Award Agreement

Performance Goals

Except as otherwise provided in the Agreement, the provisions of this Exhibit A shall determine the extent, if any, that the Performance Units become “earned” and payable.

I.	Performance Period

The Performance Period shall be the period beginning January 1, 2010, and ending December 31, 2012.

II.	Total Shareholder Return (“TSR”)

The payment of a Performance Unit will be determined, in part, based on the comparison of (i) the average of the TSRs (as defined below) of the Company’s common stock measured at the end of each calendar quarter during the Performance Period, with each quarter’s TSR indexed back to the beginning of the Performance Period on January 1, 2010 to (ii) the average of the TSRs of each of the common stocks of the members of the Peer Group measured at the end of each calendar quarter during the Performance Period, with each quarter’s TSR indexed back to the beginning of the Performance Period on January 1, 2010.

“TSR” or “Total Shareholder Return” shall mean, with respect to a calendar quarter, the change in the price of a share of common stock from the beginning of the Performance Period (as measured by the closing price of a share of such stock on the last trading day preceding the beginning of the Performance Period) until the end of the applicable calendar quarter to be measured during the Performance Period (as measured by the closing price of a share of such stock on the last trading day of the calendar quarter), adjusted to reflect the reinvestment of dividends (if any) through the purchase of common stock at the closing price on the corresponding dividend payment date and rounded to the first decimal place. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by the issuer to its shareholders for purposes of Federal income taxation.

A.	Average TSR

The average TSR for a company for the Performance Period shall be the sum of the TSRs of the company measured at the end of each calendar quarter during the Performance Period, divided by 12. The average TSR for a company during the Performance Period shall be calculated based on the following formula:

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

2010 TSR Formula - Sustained Performance

q=12
Average indexed performance =		S	(xq /x)
q=1
12

where:

x =	share price at beginning of performance period (measured by closing price on the last trading day preceding the beginning of the performance period)
xq =	closing share price at the end of each quarter (adjusted for dividends paid)
q =	quarter number (1 through 12)

Example 1:

Date	Share price * (x)	Index (xq / x)
1/1/2010	$20.00
3/31/2010	$22.00	110.0
6/30/2010	$24.00	120.0
9/30/2010	$21.00	105.0
12/31/2010	$20.00	100.0
3/31/2011	$18.00	90.0
6/30/2011	$22.00	110.0
9/30/2011	$25.00	125.0
12/31/2011	$28.00	140.0
3/31/2012	$31.00	155.0
6/30/2012	$33.00	165.0
9/30/2012	$30.00	150.0
12/31/2012	$28.00	140.0

q=12
	S (xq / x)	=	1,510.0
q=1

q=12
	S (xq / x)	=	125.8
q=1
12

*	Share price adjusted for dividends paid in the period

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

B.	Peer Group and Payout

Once the average TSR for the Company during the Performance Period is calculated, the average TSR for each company in the Peer Group shall be calculated.

The Peer Group shall consist of the following companies (including KBR, Inc.):

Chicago Bridge & Iron Co, NV	URS Group
Fluor Corp.	Chiyoda Corp.
Foster Wheeler Ltd.	Saipem Spa
Jacobs Engineering Group, Inc.	JGC Corp.
Shaw Group Inc.	Technip
Dyncorp International, Inc.

No company shall be added to, or removed from, the Peer Group during the Performance Period, except that a company shall be removed from the Peer Group if during such period (i) such company ceases to maintain publicly available statements of operations prepared in accordance with GAAP, (ii) such company is not the surviving entity in any merger, consolidation, or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned entity of such company), or (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned entity of such company).

If one or more Peer Group companies are removed from the Peer Group, then the percentiles and payouts will adjust for the change in “n” of the formula provided below. After the average TSR is determined for the Company and each company in the Peer Group, the Company’s average TSR rank among the average TSRs for the Peer Group for the Performance Period and the Company’s applicable TSR payout percentage shall be determined by the following formula:

Performance Level	Ranking	Percentile *	TSR Payout	TSR Payout times 75% weighting
	1	100.0%	200.0%	150.0%
	2	90.9%	200.0%	150.0%
Maximum	3	81.8%	200.0%	150.0%
	4	72.7%	190.8%	143.1%
	5	63.6%	154.4%	115.8%
Target	6	54.5%	118.0%	88.5%
	7	45.5%	91.0%	68.25%
	8	36.4%	72.8%	54.6%
Threshold	9	27.3%	54.6%	40.95%
	10	18.2%	0.0%	0.0%
	11	9.1%	0.0%	0.0%
	12	0.0%	0.0%	0.0%

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

* Percentile = (n-r)

              (n-1)

where:

    n = the number of Peer Group companies (including KBR)

    r = KBR’s ranking amongst the Peer Group companies (including KBR)

III.	Return on Capital (“ROC”)

ROC shall be the weighted average of the Company’s net income from continuing operations attributable to common shareholders plus (interest expense x (1-effective tax rate)), divided by average monthly capital from continuing operations, with monthly capital from continuing operations equal to average monthly total assets less (average monthly non-interest bearing liabilities plus average monthly non-controlling interest), as used to calculate the Company’s audited reported financials for the years 2010, 2011, and 2012 with each year weighted 33 1/3% and rounded to the first decimal place.

IV.	Determination of the “Earned” Value of Performance Units

		Col. A			Col. B

	Performance Percentage	Weighting	<Threshold 0%	Threshold 50%	Target 100%	Maximum 200%
1	Company’s Average TSR Rank with Peer Group Members’ Average TSR	75%	<25th	25th	50th	75th
2	ROC	25%	<6.4%	6.4%	12.8%	19.2%

For results (the “Performance Percentages”) between Threshold and Target and Target and Maximum in Column B, the Performance Percentage earned shall be determined by linear interpolation between the two applicable standards based on the results achieved for the respective performance measures.

The “target” value of a Performance Unit is $1.00; its maximum value is $2.00 per unit if the maximum performance objectives for both performance measures of Column B are achieved and the Performance Unit value will be zero if neither of the threshold performance objectives for the performance measures is achieved. The value of an “earned” Performance Unit shall be determined by multiplying its “target” value of $1.00 by the Payout Percentage for the Performance Period. The “Payout Percentage” for a Performance Unit shall be determined by separately multiplying Column A by the Column B Performance Percentage results for the two Performance Measures and then adding those two results.

Notwithstanding the foregoing, for purposes of determining the Payout Percentage for payment upon a Corporate Change occurring prior to the end of the Performance Period,

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

the Column B results for both performance measures shall be deemed to have been met at the maximum level (200%).

V.	Adjustments to Performance Measurements for Significant Events

If, after the beginning of the Performance Period, there is a change in accounting standards required by the Financial Accounting Standards Board, the performance results shall be adjusted by the Company’s independent accountants as appropriate to disregard such change. In addition, the results of the Company or a peer group company shall be adjusted to reflect any stock splits or other events described in Article XIII of the Plan, but only if such adjustment would not cause the performance goal to no longer satisfy the requirements of Section 162(m) of the Code.

VI.	Committee Certification

As soon as reasonably practical following the end of the Performance Period, but in no event later than the March 15th following the end of the Performance Period, the Committee shall review and determine the performance results for the Performance Period and certify those results in writing. No Performance Units earned and vested shall be payable prior to the Committee’s certification; provided, however, Committee certification shall not apply in the event of a Corporate Change.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

EXHIBIT B

KBR, INC.

Terms and Conditions of Performance Unit Grant

SPECIAL PROVISIONS OF PERFORMANCE UNITS

IN CERTAIN COUNTRIES

This Exhibit B includes additional country-specific terms that apply to residents in countries listed below. This Exhibit B is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

This Exhibit B also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your Performance Units vest or your Performance Units are settled under the Plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Note that if you are a citizen or resident of a country other than the country in which you are working or if you transfer employment after the Performance Units are granted to you, the information contained in this Exhibit B may not be applicable to you.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

AFGHANISTAN

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

ALGERIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

You acknowledge that, even though you receive only a cash payment upon vesting of the Performance Units, you still may be subject to certain exchange control requirements under local laws. You are required to repatriate any cash payment you receive upon settlement of the Performance Units to Algeria. You are advised to consult with your personal legal consultant to ensure compliance with any exchange control obligations arising from your participation in the Plan.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

ANGOLA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

You acknowledge that, even though you receive only a cash payment upon vesting of the Performance Units, you still may be subject to certain exchange control requirements under local laws. You may be required to repatriate any cash payment you receive upon settlement of the Performance Units to Algeria. You are advised to consult with your personal legal consultant to ensure compliance with any exchange control obligations arising from your participation in the Plan.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

AUSTRALIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will have to file the report.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

BANGLADESH

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

You acknowledge that, even though you receive only a cash payment upon vesting of the Performance Units, you still may be subject to certain exchange control requirements under local laws. You must repatriate any funds you receive as a result of the cash payment to Bangladesh. You are advised to consult with your personal legal consultant to ensure compliance with any exchange control obligations arising from your participation in the Plan.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

CANADA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

The following provisions shall apply if you are a resident of Quebec:

Language Consent.

The parties acknowledge that it is their express wish that this agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.

This provision supplements Paragraph 7 of the Agreement:

You hereby authorize the Company and representatives of any Subsidiary or affiliate to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and any Subsidiary or affiliate and the administrators of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company and any Subsidiary or affiliate to record such information and to keep such information in your file.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

EGYPT

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

If you transfer funds into Egypt in connection with the settlement of your Performance Units, you may be required to transfer the funds through a bank registered in Egypt.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

INDIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

You must repatriate the proceeds from the settlement of your Performance Units and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC received from the bank as evidence of the repatriation of the funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

INDONESIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

If you remit funds into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is to be made.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

IRAQ

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

ITALY

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Data Privacy Consent.

This section supplements Paragraph 7 of the Agreement:

You understand that the Employer and/or the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, the details of all Performance Units or any entitlement to common stock in the Company awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing your participation in the Plan. You are aware that providing the Company with your Data is necessary for the performance of the Agreement and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.

The Controller of personal data processing is KBR, Inc., 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., and, pursuant to D.lgs 196/2003, its representative in Italy is TSKJ Italia with its registered offices in Viale A. De Gasperi n. 16, 20097 - San Donato Milanese, Milano, Italy. You understand that the Data may be transferred to the Company or any of its Subsidiaries or affiliates, or to any third parties assisting in the implementation, administration and management of the Plan. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. The processing activity, including the transfer of your personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. You understand that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

You understand that Data will be held only as long as is required by law or as necessary to implement, administer and manage your participation in the Plan. You understand that pursuant to art.7 of D.lgs 196/2003, you have the right, including but not limited to, access, delete, update, request the rectification of your Data and cease, for legitimate reasons, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: Viale A. De Gasperi n. 16, 20097 - San Donato Milanese, Milano, Italy.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

Plan Document Acknowledgment.

In accepting the Performance Units, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Exhibit B, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Exhibit B. You further acknowledges that you have read and specifically and expressly approve the following Paragraphs of the Agreement: Paragraph 2; Paragraph 3: Payment of Performance Units; Paragraph 4: Limitations on Transfer; Paragraph 5: Withholding of Tax; Paragraph 6: Nature of Grant; Paragraph 12: Electronic Delivery; Paragraph 15: Governing Law; and the Data Privacy Consent in this Exhibit B.

Exchange Control Information.

Exchange control reporting is required if you transfer cash to Italy in excess of €10,000 or the equivalent amount in U.S. dollars. If the payment is made through an authorized broker resident in Italy, the broker will comply with the reporting obligation. In addition, you will have exchange control reporting obligations if you have any foreign investment held outside Italy in excess of €10,000. The reporting must be done on your individual tax return.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

JAPAN

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

KAZAKHSTAN

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

KUWAIT

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

MACEDONIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

MALAYSIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Director Notification Information.

If you are a director of a Malaysian Subsidiary, you may need to notify the Malaysian Subsidiary in writing within fourteen days of your receiving or disposing of an interest (e.g., Performance Units) in the Company or any Subsidiary. This notification requirement also applies to a shadow director of the Malaysian Subsidiary (i.e., an individual who is not on the board of directors of the Malaysian Subsidiary but who has sufficient control so that the board of directors of the Malaysian Subsidiary acts in accordance with the “directions or instructions” of the individual).

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

MEXICO

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Acknowledgement of the Agreement.

In accepting the award of Performance Units, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Paragraph 6 of the Agreement, in which the following is clearly described and established:

(1)	Your participation in the Plan does not constitute an acquired right.

(2)	The Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis.

(3)	Your participation in the Plan is voluntary.

Labor Law Acknowledgement and Policy Statement.

In accepting the award of Performance Units, you expressly recognize that KBR, Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and receipt of Performance Units does not constitute an employment relationship between you and KBR, Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is KBR in Mexico (“KBR-Mexico”), not KBR, Inc. in the U.S. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, KBR-Mexico, and do not form part of the employment conditions and/or benefits provided by KBR-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of KBR, Inc.; therefore, KBR, Inc. reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against KBR, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to KBR, Inc., its Subsidiary, affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

Reconocimiento del Convenio.

Aceptando este Premio (Award),1 el Participante reconoce que ha recibido una copia del Plan, que lo ha revisado como así también el Convenio en el Participante totalidad, y comprende y está de acuerdo con todas las disposiciones tanto del Plan como del Convenio. Asimismo, su reconoce que ha leído y específicamente y expresamente manifiesta la conformidad del Participante con los términos y condiciones establecidos en la cláusula 6 le dicho Convenio, en el cual se establece claramente que:

(1)	La participación del Participante en el Plan de ninguna manera constituye un derecho adquirido.

(2)	Que el Plan y la participación del Participante en el mismo es una oferta por parte de KBR, Inc. de forma completamente discrecional.

(3)	Que la participación del Participante en el Plan es voluntaria.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.

Aceptando este Premio, el Participante reconoce que KBR, Inc. y sus oficinas registradas en 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de Acciones no constituye de ninguna manera una relación laboral entre el Participante y KBR, Inc., toda vez que la participación del Participante en el Plan deriva únicamente de una relación comercial con KBR, Inc., reconociendo expresamente que el único empleador del Participante lo es KBR en Mexico (“KBR-Mexico”), no es KBR, Inc. en los Estados Unidos. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y su empleador, KBR-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por KBR-México, y expresamente el Participante reconoce que cualquier modificación al Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del Participante.

Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de KBR, Inc., por lo tanto, KBR, Inc. se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad para el Participante.

Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de KBR, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a KBR, Inc., sus Entidades Relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

[1]	El término “Premio” se refiere a la palabra “Performance Units.”

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

NIGERIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

PAPUA NEW GUINEA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

POLAND

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

QATAR

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

RUSSIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

U.S. Transaction.

You understand that the Performance Units shall be valid and the Agreement shall be concluded and become effective only when the Agreement is sent and/or received by the Company in the United States.

Exchange Control Information.

You must repatriate the cash payment from the settlement of the Performance Units within a reasonably short time of receipt. The cash payment must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

SAUDI ARABIA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Securities Law Information.

The Agreement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. You are hereby advised to conduct your own due diligence on the accuracy of the information relating to the Performance Units. If you do not understand the contents of the Agreement, you should consult an authorized financial adviser.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

SINGAPORE

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Director Notification Information.

If you are a director of a Singapore Subsidiary, you may need to notify the Singapore Subsidiary in writing within two days of your receiving an interest (e.g., Performance Units) in the Company or any Subsidiary or within two days of you becoming a director if such an interest exists at the time. This notification requirement also applies to an associate director of the Singapore Subsidiary and to a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual).

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

SOUTH AFRICA

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Tax Withholding Notification.

By your acceptance of the Performance Units and the Agreement, you agree to notify your Employer of the amount you receive upon settlement of the Performance Units. Once the notification is made, your Employer will obtain a directive from the South African Revenue Service as to the correct amount of tax to be withheld. If you fail to advise your Employer of any cash settlement you receive, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Exchange Control Information.

You are solely responsible for complying with applicable South African exchange control regulations. Because the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the settlement of the Performance Units to ensure compliance with current regulations. As noted, it is your responsibility to comply with South African exchange control laws, and neither the Company nor your Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

SWEDEN

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

UNITED ARAB EMIRATES

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

UNITED KINGDOM

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Withholding of Taxes.

Notwithstanding Paragraph 5 of the Agreement, you agree that if you do not pay or the Employer or the Company does not withhold from you the full amount of Tax-Related Items that you owe due to the vesting/settlement of the Performance Units, or the release or assignment of the Performance Units for consideration, or the receipt of any other benefit in connection with the Performance Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by you to the Employer, effective 90 days after the Taxable Event. You agree that the loan will bear interest at Her Majesty’s Revenue & Customs (“HMRC”) official rate and will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to you by the Employer, or from the cash payment from the settlement of the Performance Units or by demanding cash or a cheque from you. You also authorize the Company to delay the issuance of any cash settlement to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and the amount necessary to satisfy the Tax-Related Items is not collected from or paid by you within 90 days of the Taxable Event, any uncollected amounts of Tax-Related Items may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Paragraph 5 of the Agreement. You understand that you will be responsible for reporting any income and national insurance contributions due on this additional benefit directly to the HMRC under the self-assessment regime.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

YEMEN

KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

B-32